Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-117345 of Columbia Banking System, Inc. on Form S-4/A of our report, dated January 30, 2003, included in and incorporated by reference in the Annual Report on Form 10-KSB/A of Bank of Astoria for the year ended December 31, 2002.

We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Tacoma, WA

August 2, 2004